UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2006, the Board of Directors amended Article II, Section 1 of the Company’s By-Laws that had provided that the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) shall be on the first Thursday in May to provide that the date and time of the Annual Meeting shall be as designated by the Board of Directors or a committee thereof. A copy of the text of the amendment to the Company’s By-Laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On March 16, 2006, the Company announced that June 2, 2006 had been set as the date for the Annual Meeting and that April 21, 2006 has been set as the record date.

The Company also announced that, in response to BASF’s request for access to non-public information, it had entered into a confidentiality agreement with BASF. Subject to the terms of the confidentiality agreement with BASF, BASF has agreed, among other things, not to file consent solicitation materials or file proxy statements or proxy cards with the SEC prior to April 14, 2006. Also, BASF has agreed not to disseminate to the stockholders of the Company a proxy statement or proxy card prior to May 1, 2006. BASF has also agreed not to deliver any written consents prior to the end of the Annual Meeting (other than written consents of BASF or its subsidiaries). The Company has agreed to similar limitations, subject to the ability of the Company to make the initial filing with the SEC of its proxy statement, proxy card and notice of its Annual Meeting at any time. The Company also agreed that, prior to the Annual Meeting, it would not (i) amend the Company’s By-Laws in any way that would adversely affect the ability of any stockholder of the Company to solicit the written consents of the stockholders of the Company to (a) amend the Company’s By-Laws to change the size of the Board and provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company and (b) fill such newly created vacancies on the Board with individuals selected by BASF or any other stockholder of the Company or (ii) change the size of the Board from the current size of six directors, provided, however, nothing contained the confidentiality agreement shall prevent the Company from amending its By-Laws to change the date of the Annual Meeting. The Company also indicated to BASF that its view of the value of the Company had not changed and that the BASF offer remains inadequate.

On March 16, 2006, the Company issued a press release entitled “Engelhard Schedules Annual Meeting for June 2; Signs Confidentiality Agreement with BASF.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

3.1             Amendment of the By-Laws of Engelhard Corporation.

99.1           Press release dated March 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                            ENGELHARD
                                                                                                                                          CORPORATION
                                                                                                                                              (Registrant)

Date: March 16, 2006                                                                                                /s/ Michael A. Sperduto
                                                Name: Michael A. Sperduto
                                                Title: Vice President and Chief Financial
                                                                                                                                               Officer